FOR IMMEDIATE RELEASE                                                             EXHIBIT 99.1

Media Contact: Sarah Reckard (763) 551-6076 sarah.reckard@selectcomfort.com	Investor Contact: Edwin Boon (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES AMENDMENT AND EXTENSION OF
$20 MILLION CREDIT AGREEMENT

MINNEAPOLIS – (April 24, 2012) – Select Comfort Corporation (NASDAQ: SCSS) today announced it has entered into an amended credit agreement with Wells Fargo Bank, National Association. The amended credit agreement is now unsecured, offers less restrictive covenants, reduces costs associated with the line of credit, and extends the maturity date of the credit facility from July 1, 2012 to April 23, 2015. The amended credit facility also contains an accordion feature that allows the company to increase the credit line to $50 million in total availability, which is subject to lender approval.

            “Our sustainable and profitable growth formula, along with our strong balance sheet and cash flows, has provided us with the opportunity to improve the terms of our existing credit facility,” said Wendy Schoppert, chief financial officer, Select Comfort Corporation. “While we anticipate self-funding our growth through our cash-advantaged business model, the credit agreement continues to provide another layer of flexibility in our overall capital structure.”

Additional details of the amended credit agreement are outlined in the company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission.

About Select Comfort Corporation
Select Comfort Corporation (NASDAQ: SCSS) is leading the industry in setting a new standard in sleep by offering consumers high-quality, innovative and individualized sleep solutions, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the approximately 380 Sleep Number stores across the country, online at sleepnumber.com or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company’s marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company’s retail store distribution strategy; the company’s dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company’s ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company’s management information systems to meet the evolving needs of its business and evolving regulatory standards applicable to data privacy and security; the company’s ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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